EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS
*  Q1 Bookings of $11.4 Million Increase 27% Sequentially and 12% Year-Over-Year

MOUNT LAUREL, NJ, April 29, 2015 - inTEST Corporation (NYSE MKT: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the quarter ended March 31, 2015.

First Quarter 2015 Summary

  First quarter 2015 bookings were $11.4 million, compared with fourth quarter 2014 bookings of $9.0 million, and first quarter 2014 bookings of $10.2 million; $2.1 million, or 19%, of first quarter 2015 bookings were derived from non-semiconductor test.
  First quarter 2015 net revenues were $10.2 million, compared with fourth quarter 2014 net revenues of $9.9 million, and first quarter 2014 net revenues of $8.8 million; $1.8 million, or 18%, of first quarter 2015 net revenues were derived from non-semiconductor test.
  First quarter 2015 gross margin was $4.9 million, or 48%. This compares with fourth quarter 2014 gross margin of $5.0 million, or 51%, and first quarter 2014 gross margin of $4.2 million, or 48%.
  First quarter 2015 net earnings were $438,000, or $0.04 per diluted share, marking inTEST's 22nd consecutive quarter of profitability. This compares with fourth quarter 2014 net earnings of $959,000, or $0.09 per diluted share, and first quarter 2014 net earnings of $286,000, or $0.03 per diluted share.
  Cash and cash equivalents were $22.5 million at March 31, 2015 down 3% from the amount reported at December 31, 2014.

Robert E. Matthiessen, president and chief executive officer, commented, "Our operating results reinforce the soundness of our business model, which is centered on our core market in semiconductor ATE, complemented by an expanded product offering for non-traditional electronics markets that require thermal testing. Financial results for the first quarter of 2015 were solid, with business driven by strong demand and quote activity in the semiconductor and defense/aerospace industries. First quarter bookings of $11.4 million increased 27% sequentially and 12% year-over year. Gross margin of 48% exceeded company guidance, while net revenues of $10.2 million and diluted earnings per share of $0.04 were at the high end of our guidance range."

Hugh T. Regan, Jr., treasurer and chief financial officer remarked, "Our first quarter results included $320,000 of expense for due diligence and transaction related costs associated with a potential acquisition. Our due diligence efforts are not yet complete and certain criteria which will impact our final decision with regard to consummating this transaction will not likely be known until the target company's second quarter results are complete."

Mr. Matthiessen continued, "We are actively investing in growth, with a goal of growing the business through strategic M&A of companies that complement our current products and expertise. We have transformed inTEST largely through acquisitions, most notably in our Thermal Products segment. Since 1998 we have added five companies to our operations - a very successful track record of acquisitions that have broadened our growth opportunities. Our long term goals remain the same: to increase penetration in electronics test markets, establish new Original Equipment Manufacturers (OEM) business based on existing product and technical knowledge, and develop business in other markets by leveraging our core competencies. We aim to be a recognized authority on extreme temperature environments and provide highly engineered, application-specific thermal solutions with timely delivery, and superior quality and reliability." Mr. Matthiessen concluded, "Bolstered by the momentum and strength of our business, as well as adoption of our new products from a wide range of customers, we believe the conditions for our long-term success remain firmly in place and our growth prospects are undiminished."

Second Quarter 2015 Financial Outlook
inTEST expects that net revenues for the second quarter ended June 30, 2015 will be in the range of $10.5 million to $11.5 million and that net earnings will range from $0.07 to $0.10 per diluted share. This outlook is based on the Company's current views with respect to operating and market conditions and customers' forecasts, which are subject to change.

First Quarter 2015 Investor Conference Call / Webcast Details
There will be a conference call with investors and analysts this evening at 5:00 pm EDT to discuss inTEST's first quarter 2015 financial results and management's current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to inTEST's current or future performance.

The dial-in number for the live audio call beginning at 5:00 pm EDT on April 29, 2015 is (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 24263269. Please reference the inTEST First Quarter 2015 Financial Results Conference Call. inTEST Corporation will provide a live webcast in conjunction with the conference call. To access the live webcast, please visit inTEST's website www.intest.com under the "Investors" section.

First Quarter 2015 Replay Details (Webcast)
A replay of the webcast will be available on inTEST's website for one year following the live broadcast. To access the webcast replay, please visit inTEST's website www.intest.com under the "Investors" section.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of thermal management products and ATE interface solutions, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. The Company's products are also sold into the automotive, consumer electronics, defense/aerospace, energy, industrial and telecommunications markets. Specific products include temperature management systems, manipulator and docking hardware products and customized interface solutions. The Company has established strong relationships with its customers globally, which it supports through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: 808-882-1467

- Tables follow -

SELECTED FINANCIAL DATA
(Unaudited)
(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:
	Three Months Ended
	3/31/2015	3/31/2014	12/31/2014
Net revenues	$10,188	$ 8,797	$ 9,862
Gross margin	4,918	4,185	5,027
Operating expenses:
Selling expense	1,487	1,326	1,417
Engineering and product development expense	942	923	876
General and administrative expense	1,807	1,532	1,550
Operating income	682	404	1,184
Other income (expense)	(11)	7	(8)
Earnings before income tax expense	671	411	1,176
Income tax expense	233	125	217
Net earnings	438	286	959

Net earnings per share - basic	$0.04	$0.03	$0.09
Weighted average shares outstanding - basic	10,465	10,394	10,455

Net earnings per share - diluted	$0.04	$0.03	$0.09
Weighted average shares outstanding - diluted	10,484	10,449	10,481

Condensed Consolidated Balance Sheets Data:
	As of:
	3/31/2015	12/31/2014
Cash and cash equivalents	$22,485	$23,126
Trade accounts receivable, net	6,457	5,034
Inventories	4,165	3,769
Total current assets	34,205	32,931
Net property and equipment	1,234	1,268
Total assets	39,745	38,738
Accounts payable	1,908	1,234
Accrued expenses	3,191	3,114
Total current liabilities	5,238	4,370
Noncurrent liabilities	-	-
Total stockholders' equity	34,507	34,368

###